UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2013

KEDEM PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54455	98-0633727
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

409 Granville Street, Suite 1023
Vancouver, British Columbia, Canada V6C 1T2
(Address of principal executive offices)

(604) 324-4844
(Registrant’s telephone number, including area code)

8755 Ash Street, Suite 1
Vancouver, British Columbia, Canada V6P 3T8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On January 14, 2013, the Company was notified that its principal independent accountant, Leed Advisors Inc. (“Leed”), had resigned its engagement with the Company effective January 14, 2013. Leed was appointed as the Company’s principal accountant on September 23, 2011. The decision of Leed to resign was accepted by the sole director of the Company on January 14, 2013, and the sole director is currently deciding how to proceed in light of the resignation.

The report of Leed regarding the Company’s financial statements for the fiscal year ended May 31, 2012 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended May 31, 2012 and through January 14, 2013, the Company had no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Leed on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Leed, would have caused it to make reference thereto in connection with its report.

During the fiscal year ended May 31, 2012 and through January 14, 2013, the Company did not experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Board discussed with Leed the existence of material weaknesses in the Company’s internal control over financial reporting, as more fully described in the Company’s annual report on Form 10-K for the fiscal year ended May 31, 2012, filed on August 28, 2012 with the Securities and Exchange Commission (the "SEC").

The Company requested that Leed furnish it with a letter addressed to the SEC stating whether or not Leed agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated February 6, 2013, is filed as Exhibit 16.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter from Leed Advisors Inc. to the SEC dated February 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Fabruary 6, 2013	KEDEM PHARMACEUTICALS INC.

	By:	/s/ Christian Bezy
Christian Bezy
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director